EXHIBIT (b)


                                     BYLAWS

                                       OF

                           AMERICAN EAGLE FUNDS, INC.
                      (AS AMENDED THROUGH NOVEMBER 3, 2000)


                                    ARTICLE I
                             OFFICES, CORPORATE SEAL

         Section 1.01. Name. The name of the corporation is American Eagle Funds, Inc. The name of the series represented by the Corporation's Series A Common Shares shall be "American Eagle Capital Appreciation Fund." The name of the series represented by the Corporation's Series B Common Shares shall be "American Eagle Twenty Fund." The name of the series represented by the Corporation's Series C Common Shares shall be "American Eagle Large-Cap Growth Fund."

         Section 1.02. Registered Office. The registered office of the Corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

         Section 1.03. Other Offices. The Corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

         Section 1.04. No Corporate Seal. The Corporation shall have no corporate seal.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place and Time of Meeting. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, designated by the directors and, in the absence of such designation, shall be held at the registered office of the Corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

         Section 2.02. Regular Meetings. The Corporation is not required to hold annual meetings of shareholders. Regular meetings shall be held only with such frequency and at such times and places as provided in and required by Minnesota Statutes Section 302A.431.

         Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, any two


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directors, or by one or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented to the meeting.

         Section 2.04. Quorum, Adjourned Meetings. The holders of ten percent (10%) of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present in person or by proxy shall adjourn the meeting to such day as they shall, by majority vote, agree upon without further notice other than by announcement at the meeting at which such adjournment is taken. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation provide otherwise, shall have one vote for each share having voting power registered in his name on the books of the Corporation. Except as otherwise specifically provided by these Bylaws or as required by provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as now enacted, promulgated or hereafter amended (collectively, the "Investment Company Act"), or other applicable laws, all questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote. If the matter(s) to be presented at a regular or special meeting relates only to particular classes or series of the Corporation, then only the shareholders of such classes or series are entitled to vote on such matter(s).

         Section 2.06. Voting - Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted after eleven months from its date unless it provides for a longer period.

         Section 2.07. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the thirtieth
(30th) day preceding the date of such meeting.

         Section 2.08. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his address as shown by the books of the Corporation, a notice setting out the date, time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed within the period required by law. Every notice of any special meeting shall state the


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purpose or purposes for which the meeting has been called, pursuant to Section
2.03, and the business transacted at all special meetings shall be confined to the purpose stated in such notice.

         Section 2.09. Waiver of Notice. Notice of any regular or special meeting may be waived either before, at or after such meeting orally or in a writing signed by each shareholder or representative thereof entitled to vote the shares so represented. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate at that meeting in the consideration of the item at that meeting.

         Section 2.10. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action. If the action to be taken relates to particular classes or series of the Corporation, then only shareholders of such classes or series are entitled to vote on such action.


                                   ARTICLE III
                                    DIRECTORS

         Section 3.01. Number, Qualification and Term of Office. Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

         Section 3.02. Election of Directors. Except as otherwise provided in Sections 3.11 and 3.12 hereof, the directors shall be elected at the regular shareholders' meeting. In the event that directors are not elected at a regular shareholders' meeting, then directors may be elected at a special shareholders' meeting, provided that the notice of such meeting shall contain mention of such purpose. At each shareholders' meeting for the election of directors, the directors shall be elected by a plurality of the votes validly cast at such election. Each holder of shares of each class or series of shares of the Corporation shall be entitled to vote for directors and shall have equal voting power for each share of each class or series of the Corporation.


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         Section 3.03.  General Powers.

         (a) Except as otherwise permitted by statute, the property, affairs and business of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the shareholders of the Corporation by statute, the Articles of Incorporation or these Bylaws, as amended.

         (b) All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

         Section 3.04.  Power to Declare Dividends.

         (a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the Corporation, out of any source available for dividends, to the shareholders of each class or series of shares of the Corporation according to their respective rights and interests in the investment portfolio of the Corporation issuing such class or series of shares.

         (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

                  (i) the accumulated and accrued undistributed net income of each class or series of shares (determined in accordance with generally accepted accounting practice and the rules and regulations of the Securities and Exchange Commission (the "SEC") then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

                  (ii) the net income of each class or series of shares so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation and shall be in such form as the SEC may prescribe.

         (c) Notwithstanding the above provisions of this Section 3.04, the Board of Directors may at any time declare and distribute pro rata among the shareholders of each class or series of shares a "stock dividend" out of the authorized but unissued shares of each class or series, including any shares previously purchased by a class or series of the Corporation.

         Section 3.05. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.


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         Section 3.06. Calling Meetings, Notice. A director may call a meeting of the Board of Directors by giving ten (10) days notice to all directors of the date, time and place of the meeting; PROVIDED, HOWEVER, that if the day or date, time and place of a meeting of the Board of Directors have been announced at a previous meeting of the Board of Directors, no notice is required.

         Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director. A director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate at that meeting in the consideration of the item at that meeting.

         Section 3.08. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting; PROVIDED, HOWEVER, that notwithstanding the above, if the Board of Directors is taking action pursuant to the Investment Company Act, a majority of directors who are not "interested persons" (as defined by the Investment Company Act) of the Corporation shall constitute a quorum for taking such action.

         Section 3.09. Advance Consent or Opposition. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected. This procedure shall not be used to act on any investment advisory agreement or plan of distribution adopted under Rule 12b-1 of the Investment Company Act.

         Section 3.10. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.10 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication. This procedure shall not be used to act on any investment advisory agreement or plan of distribution adopted under Rule 12b-1 of the Investment Company Act.

         Section 3.11. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors of the Corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors, although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.01 may be filled by a two-thirds (2/3) vote of the directors serving at the time of such increase; and each person so elected shall be a director until his successor is elected by the shareholders at their


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next regular or special meeting; PROVIDED, HOWEVER, that no vacancy can be filled as provided above if prohibited by the provisions of the Investment Company Act.

         Section 3.12. Removal. The entire Board of Directors or an individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. In the event that the entire Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting, or the remaining directors may, to the extent vacancies are not filled at such meeting, fill any vacancy or vacancies created by such removal. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal.

         Section 3.13. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

         Section 3.14. Written Action. Except as provided in the Investment Company Act, any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by that number of directors or committee members that would be required to take the same action at a meeting of the Board of Directors or committee thereof at which all directors or committee members were present; PROVIDED, HOWEVER, that any action which also requires shareholder approval may be taken by written action only if such writing is signed by all of the directors or committee members entitled to vote on such matter .

         Section 3.15. Compensation. Directors shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this Corporation in any other capacity and receiving proper compensation therefor.


                                   ARTICLE IV
                                    OFFICERS

         Section 4.01. Number. The officers of the Corporation shall consist of a Chairman of the Board (if one is elected by the Board of Directors), the President, one or more Vice Presidents (if desired by the Board of Directors), a Secretary, a Treasurer and such other officers and agents as


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may, from time to time, be elected by the Board of Directors. Any number of offices may be held by the same person.

         Section 4.02. Election, Term of Office and Qualifications. The Board of Directors shall elect, from within or without their number, the officers referred to in Section 4.01, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

         Section 4.03. Resignation. Any officer may resign his office at any time by delivering a written resignation to the Corporation. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4.04. Removal and Vacancies. Any officer may be removed from his office by a majority of the Board of Directors with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         Section 4.05. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

         Section 4.06. President. The President shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and, in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         Section 4.07. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

         Section 4.08. Secretary. The Secretary shall be secretary of, and shall attend, all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the Corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.


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         Section 4.09. Treasurer. The Treasurer shall be the chief financial officer and shall keep accurate accounts of all money of the Corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as a majority of the Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the Corporation. He shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

         Section 4.10. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall have power to perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         Section 4.11. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         Section 4.12. Compensation. The officers of this Corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

         Section 4.13. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act or the rules and regulations of the SEC) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands. In any such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six years subsequent to the date of the bond immediately preceding.


                                    ARTICLE V
                    SHARES AND THEIR TRANSFER AND REDEMPTION

         Section 5.01.  Certificate for Shares.

         (a) The Corporation may have certificated or uncertificated shares, or both, as designated by resolution of the Board of Directors. Every owner of certificated shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by him. Within a reasonable


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time after the issuance or transfer of uncertificated shares, the Corporation shall send to the new shareholder the information required to be stated on certificates. Certificated shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.08.

         (b) In case any officer, transfer agent or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such classes or series and in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the Corporation under a written agreement, of services rendered or to be rendered to the Corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. No shares issued by the Corporation shall be issued, sold or exchanged by or on behalf of the Corporation for any amount less than the net asset value per share of the shares outstanding as determined pursuant to Article X hereunder.

         Section 5.03. Redemption of Shares. Upon the demand of any shareholder, this Corporation shall redeem any share issued by it held and owned by such shareholder at the net asset value thereof as determined pursuant to Article X hereunder. The Board of Directors may suspend the right of redemption or postpone the date of payment during any period when: (a) trading on the New York Stock Exchange is restricted or such Exchange is closed for other than weekends or holidays; (b) the SEC has by order permitted such suspension; or (c) an emergency as defined by rules of the SEC exists, making disposal of portfolio securities or valuation of net assets of the Corporation not reasonably practicable.

         If following a redemption request by any shareholder of the Corporation, the value of such shareholder's interest in the Corporation falls below the required minimum investment, as may be set from time to time by the Board of Directors, the Corporation's officers are authorized, in their discretion and on behalf of the Corporation, to redeem such shareholder's entire interest and remit such amount, provided that such a redemption will only be effected by the Corporation following: (a) a redemption by a shareholder, which causes the value of such shareholder's interest in the Corporation to fall below the required minimum investment; (b) the mailing by the Corporation to such shareholder of a "notice of intention to redeem"; and (c) the passage of at


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least sixty (60) days from the date of such mailing, during which time the shareholder will have the opportunity to make an additional investment in the Corporation to increase the value of such shareholder's account to at least the required minimum investment.

         Section 5.04. Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares or a duly executed assignment covering shares held in uncertificated form. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name shares are registered on the books of the Corporation.

         Section 5.05. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Minnesota.

         Section 5.06. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 5.07. Transfer Regulations. The shares of the Corporation may be freely transferred, and the Board of Directors may from time to time adopt rules and regulations with reference to the method of transfer of shares of the Corporation.

         Section 5.08. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new share certificate or certificates, upon the surrender of the mutilated certificate or, in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. A new share certificate or certificates will be issued to the owner of the lost, stolen or destroyed certificate only after such owner, or his legal representatives, gives to the Corporation and to such registrar or transfer agent as may be authorized or required to countersign such new certificate or certificates a bond, in such sum as they may direct, and with such surety or sureties as they may direct, as indemnity against any claim that may be made against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.


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                                   ARTICLE VI
                                    DIVIDENDS

         Section 6.01. Payment of Dividends. The net investment income of each class or series of shares of the Corporation will be determined, and its dividends shall be declared and made payable at such time(s), as the Board of Directors shall determine; dividends shall be payable to shareholders of record as of the date of declaration.

Section 6.02. Regulated Investment Company Qualification and Election.
It shall be the policy of each class or series of shares of the Corporation to qualify for and elect the tax treatment applicable to regulated investment companies under the Internal Revenue Code, so that such class or series will not be subjected to federal income tax on such part of its income or capital gains as it distributes to shareholders.


                                   ARTICLE VII
                      BOOKS AND RECORDS, AUDIT, FISCAL YEAR

         Section 7.01. Share Register. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board of Directors:

                  (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes or series of shares held by each shareholder; and

                  (2) a record of the dates on which certificates or transaction statements representing shares were issued.

         Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept at the Corporation's principal executive office, or, if its principal executive office is not in the State of Minnesota, shall make available at its registered office within ten days after receipt by an officer of the Corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:

                  (1) records of all proceedings of shareholders for the last three years;

                  (2) records of all proceedings of the Board of Directors for the last three years;

                  (3) its Articles of Incorporation and all amendments currently in effect;

                  (4) its Bylaws and all amendments currently in effect;

                  (5) financial statements required by Minnesota Statutes
         Section 302A.463 and the financial statement for the most recent interim period prepared in the course of the operation of the Corporation for distribution to the shareholders or to a governmental agency as a matter of public record;


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                  (6) reports made to shareholders generally within the last three years;

                  (7) a statement of the names and usual business addresses of its directors and principal officers;

                  (8) any shareholder voting or control agreements of which the Corporation is aware; and

                  (9) such other records and books of account as shall be required by law or necessary and appropriate to the conduct of the corporate business.

         Section 7.03.  Audit; Accountant.

         (a) The Board of Directors shall cause the records and books of account of the Corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

         (b) The Corporation shall employ an independent public accountant or firm of independent public accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The independent accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders.

         Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.


                                  ARTICLE VIII
                       INDEMNIFICATION OF CERTAIN PERSONS

         Section 8.01. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended; PROVIDED, HOWEVER, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act.


                                   ARTICLE IX
                              VOTING OF STOCK HELD

         Section 9.01. Unless otherwise provided by resolution of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or association, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of any such other corporation or


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


association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as it may deem necessary or proper; or any of such officers may themselves attend any meeting of the holders of shares or other securities of any such corporation or association and thereat vote or exercise any or all other rights of the Corporation as the holder of such shares or other securities of such other corporation or association, or consent in writing to any action by any such other corporation or association.


                                    ARTICLE X
                          VALUATION OF NET ASSET VALUE

         10.01. The net asset value per share of each class or series of shares of the Corporation shall be determined in good faith by or under supervision of the officers of the Corporation as authorized by the Board of Directors as often and on such days and at such time(s) as the Board of Directors shall determine, or as otherwise may be required by law, rule, regulation or order of the SEC.


                                   ARTICLE XI
                                CUSTODY OF ASSETS

         Section 11.01. All securities and cash owned by the Corporation shall, as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (the "Custodian").

         The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Custodian. Such contract and all amendments thereto shall be approved by the Board of Directors of the Corporation. In the event of the Custodian's resignation or termination, the Corporation shall use its best efforts promptly to obtain a successor Custodian and shall require that the cash and securities owned by the Corporation held by the Custodian be delivered directly to such successor Custodian.


                                   ARTICLE XII
                                   AMENDMENTS

         Section 12.01. These Bylaws may be amended or altered by a vote of the majority of the Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing


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directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase or decrease their number.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.01. Interpretation. When the context in which words are used in these Bylaws indicates that such is the intent, singular words will include the plural and vice versa, and masculine words will include the feminine and neuter genders and vice versa.

         Section 13.02. Article and Section Titles. The titles of Sections and Articles in these Bylaws are for descriptive purposes only and will not control or alter the meaning of any of these Bylaws as set forth in the text.



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